Exhibit 10.7.7
TOWNSQUARE MEDIA, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I
PURPOSE AND SCOPE OF THE PLAN
1.1    Purpose and Scope. The purpose of the Townsquare Media, Inc. 2021 Employee Stock Purchase Plan, as it may be amended from time to time, (the “Plan”) is to assist service providers of Townsquare Media, Inc., a Delaware corporation (the “Company”), and its Subsidiaries in acquiring a stock ownership interest in the Company and to help such individuals provide for their future security and to encourage them to continue to provide services to the Company and its Subsidiaries.
1.2    Sub-Plan. The Plan constitutes a sub-plan under the Townsquare Media, Inc. 2014 Omnibus Incentive Plan, as amended from time to time (the “Incentive Plan”). The Plan shall be subject to the terms and conditions set forth in the Incentive Plan, as applicable, including, without limitation, Article IV (Share Limitation), Article XI (Change in Control Provisions) and Article XIV (General Provisions). In the event of any conflict between the terms of the Incentive Plan and the Plan, the terms of the Incentive Plan shall control. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Incentive Plan.
ARTICLE II
DEFINITIONS
For purposes of the Plan, the following terms shall have the following meanings.
2.1    “Administrator” shall mean the Committee.
2.2    “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Common Stock is listed, quoted or traded.
2.3    “Committee” shall have the meaning set forth in the Incentive Plan.
2.4    “Compensation” of an Eligible Person shall mean, unless otherwise specified by the Administrator for an Offering Period, the regular straight-time earnings or base salary, bonuses and commissions, paid to the Eligible Person from the Company on each Payday as compensation for services to the Company or any Subsidiary, before deduction for any salary deferral contributions made by the Eligible Person to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonus, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Subsidiary for the Eligible Person’s benefit under any employee benefit plan now

Exhibit 10.7.7
or hereafter established. Such Compensation shall be calculated before deduction of any required income or employment tax withholdings.
2.5    “Effective Date” shall mean the date the Plan is adopted by the Board.
2.6    “Eligible Person” shall mean any individual who renders services to the Company or a Subsidiary in any capacity and who is determined by the Administrator to be eligible to participate in a particular Offering Period.
2.7    “Enrollment Date” shall mean the first date of each Offering Period.
2.8    “Exercise Date” shall mean the last Trading Day of each Offering Period.
2.9    “Fair Market Value” shall mean, for purposes of the Plan, unless otherwise determined by the Administrator or as required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the last sales price reported for the Common Stock on the applicable date (i) as reported on the principal national securities exchange in the United States on which it is then traded or (ii) if the Common Stock is not traded, listed or otherwise reported or quoted, the Administrator shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.
2.10 “Grant Date” shall mean the first Trading Day of an Offering Period.
2.11 “Offering Period” means the periods during which Purchase Rights shall be granted to Participants, commencing and terminating on such dates as determined by the Administrator in its sole discretion. Unless otherwise determined by the Administrator in its sole discretion, during each full calendar year that the Plan remains in effect, there shall be two (2) Offering Periods, with the first Offering Period during each such calendar year to commence on January 1st and terminate on June 30th, and the second Offering Period during each such calendar year to commence on July 1st and terminate on December 31st. The duration and timing of Offering Periods may be established or changed by the Administrator at any time, in its sole discretion.
2.12 “Participant” shall mean any Eligible Person who elects to participate in the Plan.
2.13 “Payday” shall mean the regular and recurring established day for payment of Compensation to an Eligible Person of the Company or any Subsidiary.
2.14 “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.
2.15 “Purchase Price” shall mean the purchase price of a Share hereunder as provided in Section 4.2 hereof.
2.16 “Purchase Right” shall mean the right to purchase Shares pursuant to the Plan during each Offering Period.
2.17 “Share” shall mean a share of Common Stock.

Exhibit 10.7.7
2.18 “Trading Day” shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.
2.19 “Withdrawal Election” shall have such meaning as set forth in Section 6.1(a) hereof.
ARTICLE III
PARTICIPATION
3.1    Eligibility. Unless otherwise determined by the Administrator, any Eligible Person who is employed by or providing services to the Company or a Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof.
3.2    Election to Participate; Compensation Deduction
(a)An Eligible Person may become a Participant in the Plan by means of payroll deduction or other method as permitted by the Administrator. Each individual who is an Eligible Person as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization, or other form authorized by the Administrator, no later than such period of time prior to the applicable Enrollment Date as determined by the Administrator, in its sole discretion.
(b)Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account, or pursuant to such other method as permitted by the Administrator. Unless otherwise determined by the Administrator, payroll deductions (i) shall be equal to at least three percent (3%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than fifteen percent (15%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date; and (ii) shall be expressed by the Participant in the payroll deduction authorization as a whole number percentage. Notwithstanding the foregoing, unless otherwise determined by the Administrator, a Participant’s aggregate payroll deductions under the Plan in any calendar year shall not exceed $25,000.
(c)Unless otherwise determined by the Administrator, a Participant may not increase or decrease the amount deducted from such Participant’s Compensation during an Offering Period.
(d)Unless otherwise determined by the Administrator, upon the termination of an Offering Period, Participants in such Offering Period shall not automatically participate in the subsequent Offering Period. Any such individual who is an Eligible Person as of such subsequent Offering Period’s Enrollment Date may elect to participate in such subsequent Offering Period subject to the requirements set forth in Section 3.2(a) hereof.
3.3    Leave of Absence. During leaves of absence approved by the Company, a Participant may continue participation in the Plan by making cash payments to the Company on

Exhibit 10.7.7
Participant’s normal payday equal to Participant’s authorized payroll deduction or other method as permitted by the Administrator.
ARTICLE IV
PURCHASE OF SHARES
4.1    Grant of Purchase Right. Each Participant shall be granted a Purchase Right with respect to an Offering Period on the applicable Grant Date. Unless otherwise determined by the Administrator, the number of Shares subject to a Participant’s Purchase Right shall be determined by dividing (a) the amount deducted from such Participant’s Compensation prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Purchase Price; provided, that in no event shall a Participant be permitted to purchase during each Offering Period more than 2,000 Shares (subject to any adjustment pursuant to Section 4.2 of the Incentive Plan), unless otherwise determined by the Administrator. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that a Participant may purchase during such future Offering Periods. Each Purchase Right shall expire on the Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Purchase Right in accordance with Section 4.3 hereof, unless such Purchase Right terminates earlier in accordance with Article VI hereof.
4.2    Purchase Price. The Purchase Price per Share to be paid by a Participant upon exercise of the Participant’s Purchase Right on the applicable Exercise Date for an Offering Period shall be equal to ninety percent (90%) of the Fair Market Value of a Share on the applicable Enrollment Date or on the Exercise Date, whichever is lower, or such other price as designated by the Administrator in its sole discretion.
4.3    Purchase of Shares.
(a)On the applicable Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised Participant’s Purchase Right to purchase at the applicable Purchase Price the largest number of whole Shares which can be purchased with the amount in the Participant’s Plan Account. Unless otherwise determined by the Administrator, any balance less than the Purchase Price per Share as of such Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Person. Any balance not carried forward to the next Offering Period in accordance with the prior sentence promptly shall be refunded to the applicable Participant.
(b)Following the applicable Exercise Date, and in no event later than March 15th of the calendar year immediately following the calendar year in which such Exercise Date occurs, the number of Shares purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), pursuant to Section 5.2 hereof, in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company (the date of such delivery of Shares, the “Delivery Date”); provided, that such Participant continues to be employed by, or provide services to, the Company or a Subsidiary through the Delivery Date.

Exhibit 10.7.7
If the Company is required to obtain from any commission or agency authority to issue any such Shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority that counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon. For the avoidance of doubt, if a Participant’s employment or service with the Company or a Subsidiary is terminated prior to the applicable Delivery Date, any Shares purchased by such Participant pursuant to Section 4.3(a) hereof that have not yet been delivered pursuant to this Section 4.3(b) shall be immediately forfeited to the Company, and the amount paid by such Participant for such forfeited Shares shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such date of termination, without any interest thereon.
4.4    Transferability of Rights.
(a)A Purchase Right granted under the Plan shall not be transferable by the Participant other than by will or the Applicable Laws of descent and distribution. A Purchase Right granted under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant. No option or interest or right to the Purchase Right shall be available to pay off any debts, contracts or engagements of the Participant or Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.
(b)Unless otherwise determined by the Administrator, there shall be no holding period for the Shares issued pursuant to the exercise of a Purchase Right.
ARTICLE V
PROVISIONS RELATING TO COMMON STOCK
5.1    Common Stock Reserved; Adjustment. The aggregate number of Common Stock that may be issued under the Plan shall be subject to the Share Reserve as set forth in Section 4.1 of the Incentive Plan, subject to adjustment as provided in Section 4.2 of the Incentive Plan. For the avoidance of doubt, the Purchase Rights granted under the Plan shall be issued pursuant to Article IV of the Incentive Plan.
5.2    Delivery of Shares. The Company shall deliver the Shares purchased by Participants under the Plan pursuant to Section 4.3 hereof, in the Company’s sole discretion, by either (i) issuing Shares directly from the Share Reserve, or (ii) purchasing Shares from the applicable established securities exchange, national market system or automated quotation system; provided, that (x) any such purchase of Shares by the Company shall be subject to all applicable federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded, and (y) each such Share purchased by the Company shall automatically reduce the Share Reserve on a Share by Share basis upon delivery to the applicable Participant.

Exhibit 10.7.7
5.3    Discount Price Annual Limit. Notwithstanding anything to the contrary contained herein, if the Administrator determines that, as of the applicable Exercise Date of an Offering Period, the Discount Price (as defined below) of the Offering Periods during any one calendar year, when aggregated together, will exceed $600,000 (the “Discount Price Limit”), the Administrator shall (i) make a pro rata allocation of the maximum number of Shares that may be issued on such Exercise Date that would not trigger the Discount Price Limit, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable, among all Participants exercising Purchase Rights to purchase Shares on such Exercise Date, (ii) credit to each such Participant’s Plan Account the aggregate amount deducted from such Participant’s Compensation that accumulated in such Participant’s Plan Account during such Offering Period but was not applied to the purchase of Shares on such Exercise Date pursuant to the foregoing clause (i), and (iii) suspend the Plan pursuant to Section 7.2 hereof for the remainder of such calendar year; provided, that such suspension shall automatically expire at the end of such calendar year. The “Discount Price” for each Offering Period shall be determined as follows: (x) the Fair Market Value, as of the applicable Exercise Date, of the aggregate number of Shares with respect to which Purchase Rights are to be exercised during such Offering Period, minus (y) the Purchase Price of the aggregate number of Shares with respect to which Purchase Rights are to be exercised during such Offering Period.
5.4    Insufficient Shares. If the Administrator determines that, on the applicable Exercise Date of an Offering Period, the number of Shares with respect to which Purchase Rights are to be exercised may exceed the Share Reserve or violate Section 5.3 hereof on such Exercise Date, the Administrator shall (i) make a pro rata allocation of the Shares available for issuance on such Exercise Date, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable, among all Participants exercising Purchase Rights to purchase Shares on such Exercise Date, and (ii) unless additional shares are added to the Share Reserve, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.2 hereof. If the Plan is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.
5.5    Rights as Stockholders. With respect to Shares subject to a Purchase Right, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, Shares have been deposited in the designated brokerage account following exercise of Participant’s Purchase Right.
ARTICLE VI
TERMINATION OF PARTICIPATION
6.1    Cessation of Contributions; Voluntary Withdrawal.
(a)    A Participant may cease deducting Compensation during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). Unless otherwise determined by the Administrator, a Participant electing to withdraw from the Plan shall exercise the Purchase

Exhibit 10.7.7
Right for the maximum number of whole Shares on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such Exercise Date, without any interest thereon, and after such Exercise Date cease to participate in the Plan. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization, or other form authorized by the Administrator, and Participant’s Purchase Right to purchase under the Plan shall terminate.
(b)Unless otherwise determined by the Administrator, a Participant’s withdrawal from the Plan shall not have any effect upon Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c)Unless otherwise determined by the Administrator, a Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.
6.2    Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Person, for any reason, such Participant’s Purchase Right for the applicable Offering Period shall automatically terminate, Participant shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of Participant’s death, to the person or persons entitled thereto pursuant to Applicable Law, within thirty (30) days after such cessation of being an Eligible Person, without any interest thereon.

ARTICLE VII
GENERAL PROVISIONS
7.1    Administration. Subject in all respects to Article III of the Incentive Plan, the Plan shall be administered and interpreted by the Committee, and the Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To establish Offering Periods;
(ii)To determine when and how Purchase Rights shall be granted and the provisions and terms of each Offering Period (which need not be identical);
(iii)To determine the Eligible Persons; and
(iv)To construe and interpret the Plan, the terms of any Offering Period and the terms of the Purchase Rights and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any Purchase Right, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect.
7.2    Amendment and Termination of the Plan.

(a)    Subject in all respects to Article XII of the Incentive Plan, the Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time without the approval of the stockholders of the Company.

Exhibit 10.7.7
(b)    In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(ii)shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
(iii)allocating Shares.
Such modifications or amendments shall not require the consent of any Participant.
(c)    Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.
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